EXHIBIT 23.1

                   [Merdinger, Fruchter, Rosen & Company, P.C.
                    Certified Public Accountants Letterhead]


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this Registration Statement on Form SB-2 of American Sports Development Group, Inc., a Delaware corporation, of our report dated March 1, 2002, except for Note 16 as to which the date is May 17, 2002, relating to the consolidated balance sheets of American Sports Development Group, Inc. (now known as Paintball Incorporated and formerly known as National Paintball Supply Company, Inc.), a South Carolina corporation, and its subsidiaries, as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001. We also consent to the reference to our firm under the caption "Experts" in the Prospectus constituting a part of the Registration Statement.

                   /s/ Merdinger, Fruchter, Rosen & Company, P.C.

                   Merdinger, Fruchter, Rosen & Company, P.C.
                          Certified Public Accountants


New York, New York
November 22, 2002